Exhibit 4.3

SPECIMEN PROMISSORY NOTE

OPEN REDEMPTION NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE NOTE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE FUND) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

PROMISSORY NOTE

DLP POSITIVE NOTE FUND LLC

Note Rate:

Term:

FOR VALUE RECEIVED, as of __________________, which is the Issue Date, in accordance with the terms and conditions contained in this Promissory Note (this “Note”) and that certain Subscription Agreement entered into by DLP Positive Note Fund LLC (the “Fund”) and __________________________ (the “Note Holder”) of even date herewith, the Fund promises to pay to Note Holder in the manner described below, the outstanding Principal balance and interest thereon specified in this Note. The Manager of the Fund shall execute this Note and the Documents on behalf of the Fund.

All capitalized terms used but not defined in this Note have the meanings given to them in the Intercreditor Security Agreement, dated  _______, 20___, among the Fund, the Manager of the Fund and Note Holder, as amended from time to time (the “Intercreditor Agreement”), the company Operating Agreement dated January 1, 2019, as amended from time to time (“Operating Agreement”), or the Subscription Agreement (together with the Note and all other documents that the Manager determines to be necessary or desirable to be executed in connection with Note Holder’s investment, the “Documents”). This Note and the Documents, each and all, form the necessary documents for a purchase of a Note. The Note Holder shall execute each and every Document required by the Manager to effect a purchase of a Note.

For purposes of this Note, “Fund Assets” or “Assets” means any and all assets of the Fund including Mortgage Loans, real property, contracts or notes receivable, cash, or any other asset or receivable of the Fund, excluding any and all assets held by the Fund’s subsidiaries.

1.	Amount and Repayment.

1.1          Principal. The initial Principal of this Note is US $__________ (____________Dollars) (“Principal”). The Principal shall be adjusted by any payments in excess of accrued interest pursuant to Section 1.3(c).

1.2          Interest. The interest payable on this Note is ____% per annum on the outstanding Principal balance of this Note. Note interest is payable on a monthly basis.

1.3          Redemption; Prepayment.

(a)          Redemption. Note Holder may redeem this Note at any time by delivering ninety (90) days’ advance written notice to the Manager.

(b)          Prepayment. Prepayment of all or any portion of this Note is permitted at any time by the Fund without premium or penalty.

(c)          Rollover of Interest, or Reinvestment Option. Note Holder may elect to apply interest payable on this Note to increase the Principal of Note Holder’s Note.

1.4          Security; Credit Facilities.

(a)         The Fund may choose from time to time to borrow money from one or more lenders (a “Credit Facility” or “Facility”) and utilize one or more Fund Assets as collateral for any such borrowing, which Credit Facilities will be senior in priority to this Note. The Operating Agreement grants the Manager significant latitude and discretion in its ability to use Credit Facilities in the operation of the Fund.

(b)         Note Security. Pursuant to and as set forth in the Intercreditor Agreement, the Security for this Note is a pro-rated interest with all other Note Holders in the Fund’s Assets, except specific Assets pledged to a senior lender in connection with a Credit Facility. The Note Holder acknowledges and agrees that the Note and all related Documents are subject to and subordinate to any Credit Facilities. All Security and filings granted and made under this Note shall be held in the name of the Representative, who shall initially be the Manager. The Manager shall also have the sole discretion to appoint all successor Representatives. Such Representative or Representatives shall receive and keep record of quarterly updates and reports from the Fund, and such reports shall be available to the Note Holder from the Representative or Representatives.

(c)         No Assignment. The Assets of the Fund shall NOT be assigned to any Note Holder or to any Representative but shall remain in the name of the Fund. The Fund shall retain full rights in its Assets and may, without notice to or consent of Note Holder or any Representative, agree to the modification, waiver, or release of any provisions of any agreement, lien, deed of trust, mortgage, or any other Asset, consent to any action or failure to act by any obligor on any Asset, and exercise or refrain from exercising any power or right which the Fund may have under or with respect to any Asset. The Fund may manage, operate, or sell any Asset, all as exercised in the Manager’s sole discretion. Without limiting the foregoing, the Fund shall have the right, without notice to or consent from the Note Holder or any Representative, to grant any extension of time or forbearance for the performance of any obligation or condition under any Asset, which if not performed, would otherwise constitute a default or event of default under the loan or transaction documents pertaining to the Asset.

(e)          Document Execution. In order for this Note to be effective, the Note Holder shall execute the Documents as required by the Manager.

2.	Other Matters.

2.1          Event of Default; Remedies.

(a)          Event of Default. For the purposes of this Note, “Event of Default” shall mean the Fund’s failure to pay the Note Rate interest when due (including any applicable grace or cure period), or to perform or be in compliance with any of its obligations under this Note, and such Event of Default continues for more than ninety (90) days following written notice to the Manager of the default.

(b)          Note Holder’s Rights and Remedies Upon Event of Default.

(i)          General Remedies. Upon the occurrence of an Event of Default that remains uncured after ninety (90) days’ notice of default, the Note Holder may declare all obligations secured hereby immediately due and payable without notice, protest, presentment, or demand, all of which are hereby expressly waived by Fund, and may proceed to enforce payment of same and exercise any and all of the rights and remedies provided by the Uniform Commercial Code (“UCC”) as well as all other rights and remedies at law or in equity possessed by the Note Holder.

(ii)         No Election of Remedies. The election by the Note Holder of any right or remedy will not prevent the Note Holder from exercising any other right or remedy against Fund.

(iii)       Sale of Security. Any item of Security may be sold for cash or other value at public or private sale in accordance with the UCC, and the proceeds thereof collected. The Fund agrees to promptly execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits, and to promptly supply, or cause to be supplied, such further information and to take such further action as required in connection with any such sale.

2.2          Assignment. This Note shall not be assigned by the Note Holder without the prior written consent of the Fund. Any purported assignment of this Note in violation of this section is null and void and shall be of no effect.

2.3          Expenses and Attorneys’ Fees. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery, and performance of this Note. Each party in any suit, action, or appeal filed or held concerning this Note shall be responsible for its own attorneys’ fees and shall not be responsible for the attorneys’ fees of any other party.

2.4          Extension. The term of this Note may be extended by the written consent of the Note Holder and the Fund, on the same terms and at the same Note Rate.

2.5          Amendment. This Note may be amended by the written consent of the Representative, on behalf of the Note Holder in accordance with the terms of the Intercreditor Agreement, and the Fund.

2.6          Governing Law. Governing Law. This Note shall be governed by the laws of the State of Delaware without regard to conflicts of law principles. All disputes arising out of or relating to this Note, its subject matter, the performance by the parties of their obligations with respect to this Note or the claimed breach thereof, whether in tort, contract or otherwise, shall be finally resolved by binding arbitration under then-existing rules of commercial arbitration of the American Arbitration Association. Any such arbitration shall be conducted before a single arbitrator in the County of St. Johns, Florida. The award of the arbitrator, including the allocation of each party’s costs of arbitration, shall be final and conclusive, and judgment on such award may be entered and enforced by any court of competent jurisdiction.

2.7         Notice. All notices or other communications required or permitted by this Note must be in writing; must be delivered to the Fund and the Manager at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and are considered delivered upon (i) actual receipt if delivered personally, (ii) one day after deposit with a nationally recognized overnight delivery service, (iii) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested or (iv) if sent by facsimile or email, at the time received by the email service or facsimile machine of the receiving party if received before 5:00 p.m. (Eastern Time) on the business day received, or if received after 5:00 p.m. (Eastern Time), or if emailed or faxed on a day other than a business day (i.e., a Saturday, Sunday, or legal holiday), such notice shall be deemed delivered on the next following business day.

To Fund:	DLP Positive Note Fund LLC
605 Palencia Club Drive
St. Augustine, FL 32095

To Manager:	DLP PNF Manager LLC
605 Palencia Club Drive
St. Augustine, FL 32095

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note.

DLP Positive Note Fund LLC

By: DLP PNF Manager LLC, Manager	Date
By: DLP Capital Partners LLC, Sole Member
By: DLP Real Estate Capital, Inc., Manager
By: Donald Wenner, President

SPECIMEN PROMISSORY NOTE

FIXED MATURITY DATE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE NOTE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE FUND) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

PROMISSORY NOTE

DLP POSITIVE NOTE FUND LLC

Note Rate:

Term:

Maturity Date:

FOR VALUE RECEIVED, as of __________________, which is the Issue Date, in accordance with the terms and conditions contained in this Promissory Note (this “Note”) and that certain Subscription Agreement entered into by DLP Positive Note Fund LLC (the “Fund”) and __________________________ (the “Note Holder”) of even date herewith, the Fund promises to pay to Note Holder in the manner described below, the outstanding Principal balance and interest thereon specified in this Note. The Manager of the Fund shall execute this Note and the Documents on behalf of the Fund.

All capitalized terms used but not defined in this Note have the meanings given to them in the Intercreditor Security Agreement, dated  _______, 20___, among the Fund, the Manager of the Fund and Note Holder, as amended from time to time (the “Intercreditor Agreement”), the company Operating Agreement dated January 1, 2019, as amended from time to time (“Operating Agreement”), or the Subscription Agreement (together with the Note and all other documents that the Manager determines to be necessary or desirable to be executed in connection with Note Holder’s investment, the “Documents”). This Note and the Documents, each and all, form the necessary documents for a purchase of a Note. The Note Holder shall execute each and every Document required by the Manager to effect a purchase of a Note.

For purposes of this Note, “Fund Assets” or “Assets” means any and all assets of the Fund including Mortgage Loans, real property, contracts or notes receivable, cash, or any other asset or receivable of the Fund, excluding any and all assets held by the Fund’s subsidiaries.

1.	Amount and Repayment.

1.1          Principal. The initial Principal of this Note is US $__________ (____________Dollars) (“Principal”). The Principal shall be adjusted by any payments in excess of accrued interest pursuant to Section 1.3(c).

1.2          Interest. The interest payable on this Note is ____% per annum on the outstanding Principal balance of this Note. Note interest is payable on a monthly basis.

1.3          Payment; Prepayment.

(a)          Payments. All Principal and interest shall be paid in full on demand of the Note Holder after the Maturity Date, by delivering notice to the Fund as set forth below.

(b)          Cash-Out Notice. A Note Holder shall be required to provide sixty (60) days’ written notice to the Manager of Note Holder’s desire to cash-out and receive payment of outstanding principal and interest upon the Maturity Date (the “Cash-Out Notice”). If the Note Holder does not provide the Cash-Out Notice at least sixty (60) days prior to the Maturity Date, the Note upon the Maturity Date will automatically until either (i) the Note Holder notifies the Fund that it wishes for the outstanding balance of the Note to be rolled over into a new Note, based on the then current Note Schedule, and such new Note is executed, or (ii) 60 days after the Note Holder provides a Cash-Out Notice.

(c)          Prepayment. Prepayment of all or any portion of this Note is permitted at any time by the Fund without premium or penalty.

(d)          Rollover of Interest, or Reinvestment Option. Note Holder may elect to apply interest payable on this Note to increase the Principal of Note Holder’s Note.

1.4          Security; Credit Facilities.

(a)          The Fund may choose from time to time to borrow money from one or more lenders (a “Credit Facility” or “Facility”) and utilize one or more Fund Assets as collateral for any such borrowing, which Credit Facilities will be senior in priority to this Note. The Operating Agreement grants the Manager significant latitude and discretion in its ability to use Credit Facilities in the operation of the Fund.

(b)          Note Security. Pursuant to and as set forth in the Intercreditor Agreement, the Security for this Note is a pro-rated interest with all other Note Holders in the Fund’s Assets, except specific Assets pledged to a senior lender in connection with a Credit Facility. The Note Holder acknowledges and agrees that the Note and all related Documents are subject to and subordinate to any Credit Facilities. All Security and filings granted and made under this Note shall be held in the name of the Representative, who shall initially be the Manager. The Manager shall also have the sole discretion to appoint all successor Representatives. Such Representative or Representatives shall receive and keep record of quarterly updates and reports from the Fund, and such reports shall be available to the Note Holder from the Representative or Representatives.

(c)          No Assignment. The Assets of the Fund shall NOT be assigned to any Note Holder or to any Representative but shall remain in the name of the Fund. The Fund shall retain full rights in its Assets and may, without notice to or consent of Note Holder or any Representative, agree to the modification, waiver, or release of any provisions of any agreement, lien, deed of trust, mortgage, or any other Asset, consent to any action or failure to act by any obligor on any Asset, and exercise or refrain from exercising any power or right which the Fund may have under or with respect to any Asset. The Fund may manage, operate, or sell any Asset, all as exercised in the Manager’s sole discretion. Without limiting the foregoing, the Fund shall have the right, without notice to or consent from the Note Holder or any Representative, to grant any extension of time or forbearance for the performance of any obligation or condition under any Asset, which if not performed, would otherwise constitute a default or event of default under the loan or transaction documents pertaining to the Asset.

(e)          Document Execution. In order for this Note to be effective, the Note Holder shall execute the Documents as required by the Manager.

2.	Other Matters.

2.1          Event of Default; Remedies.

(a)          Event of Default. For the purposes of this Note, “Event of Default” shall mean the Fund’s failure to pay the Note Rate interest when due (including any applicable grace or cure period), or to perform or be in compliance with any of its obligations under this Note, and such Event of Default continues for more than ninety (90) days following written notice to the Manager of the default.

(b)          Note Holder’s Rights and Remedies Upon Event of Default.

(i)          General Remedies. Upon the occurrence of an Event of Default that remains uncured after ninety (90) days’ notice of default, the Note Holder may declare all obligations secured hereby immediately due and payable without notice, protest, presentment, or demand, all of which are hereby expressly waived by Fund, and may proceed to enforce payment of same and exercise any and all of the rights and remedies provided by the Uniform Commercial Code (“UCC”) as well as all other rights and remedies at law or in equity possessed by the Note Holder.

(ii)         No Election of Remedies. The election by the Note Holder of any right or remedy will not prevent the Note Holder from exercising any other right or remedy against Fund.

(iii)        Sale of Security. Any item of Security may be sold for cash or other value at public or private sale in accordance with the UCC, and the proceeds thereof collected. The Fund agrees to promptly execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits, and to promptly supply, or cause to be supplied, such further information and to take such further action as required in connection with any such sale.

2.2          Assignment. This Note shall not be assigned by the Note Holder without the prior written consent of the Fund. Any purported assignment of this Note in violation of this section is null and void and shall be of no effect.

2.3          Expenses and Attorneys’ Fees. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery, and performance of this Note. Each party in any suit, action, or appeal filed or held concerning this Note shall be responsible for its own attorneys’ fees and shall not be responsible for the attorneys’ fees of any other party.

2.4          Extension. The term of this Note may be extended by the written consent of the Note Holder and the Fund, on the same terms and at the same Note Rate.

2.5          Amendment. This Note may be amended by the written consent of the Representative, on behalf of the Note Holder in accordance with the terms of the Intercreditor Agreement, and the Fund.

2.6         Governing Law. This Note shall be governed by the laws of the State of Delaware without regard to conflicts of law principles. All disputes arising out of or relating to this Note, its subject matter, the performance by the parties of their obligations with respect to this Note or the claimed breach thereof, whether in tort, contract or otherwise, shall be finally resolved by binding arbitration under then-existing rules of commercial arbitration of the American Arbitration Association. Any such arbitration shall be conducted before a single arbitrator in the County of St. Johns, Florida. The award of the arbitrator, including the allocation of each party’s costs of arbitration, shall be final and conclusive, and judgment on such award may be entered and enforced by any court of competent jurisdiction.

2.7         Notice. All notices or other communications required or permitted by this Note must be in writing; must be delivered to the Fund and the Manager at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and are considered delivered upon (i) actual receipt if delivered personally, (ii) one day after deposit with a nationally recognized overnight delivery service, (iii) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested or (iv) if sent by facsimile or email, at the time received by the email service or facsimile machine of the receiving party if received before 5:00 p.m. (Eastern Time) on the business day received, or if received after 5:00 p.m. (Eastern Time), or if emailed or faxed on a day other than a business day (i.e., a Saturday, Sunday, or legal holiday), such notice shall be deemed delivered on the next following business day.

To Fund:	DLP Positive Note Fund LLC
605 Palencia Club Drive
St. Augustine, FL 32095

To Manager:	DLP PNF Manager LLC
605 Palencia Club Drive
St. Augustine, FL 32095

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note.

DLP Positive Note Fund LLC

By: DLP PNF Manager LLC, Manager	Date
By: DLP Capital Partners LLC, Sole Member
By: DLP Real Estate Capital, Inc., Manager
By: Donald Wenner, President